As filed with the Securities and Exchange Commission on March 2, 2011

Registration Nos.: 333-136105
and
333-116522

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALIFORNIA COASTAL COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	02-0426634
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6 Executive Circle, Suite 250
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Copies to:
Gregory W. Preston, Esq.
Corporate Law Solutions
2112 Business Center Dr., Suite 100
Irvine, California 92612
(949) 252-9252

Amended and Restated 1993 Stock Option/Stock Issuance Plan
(Full title of the Plan)

Corporation Service Company
2711 Centerville Rd. Suite 400
Wilmington, DE 19808
(Name and address of agent for service)

(302) 636-5450
(Telephone Number, including area code, of agent for service)

EXPLANATORY NOTE:

This Post-Effective Amendment No. 1 is being filed solely to deregister  an aggregate of 279,472 shares of Common Stock, par value $.05 of California Coastal Communities, Inc., a Delaware corporation (the “Registrant”), from (i) Form S-8 Registration Statement (File No. 333-136105); and (ii) Form S-8 Registration Statement (Registration No. 333-116522) (collectively, the “Registration Statements”), which shares represent all shares that remained unissued as of the termination of the Registrant’s Amended and Restated 1993 Stock Option/Stock Issuance Plan, which termination is effective immediately upon the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on March 2, 2011.

CALIFORNIA COASTAL COMMUNITIES, INC.

By	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RAYMOND J. PACINI	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2011
Raymond J. Pacini

/s/ SANDRA G. SCIUTTO	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 2, 2011
Sandra G. Sciutto

*
Phillip R. Burnaman II	Chairman of the Board	March 2, 2011

*
Geoffrey W. Arens	Director	March 2, 2011

Marti P. Murray	Director	, 20

*By:	/s/ Raymond J. Pacini
Attorney-in-Fact